SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2007

Date of Report

June 11, 2007

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 11, 2007, the Company completed its sale of Prime Time Broadband, Inc. pursuant to a Share Purchase Agreement.  AIMS had previously sold its interests in the limited liability companies held by Prime Time Broadband as reported in its report on Form 8-K dated May 2, 2007.  The sale of Prime Time Cable, Inc. completes the Company’s disposition of Prime Time.

Under the terms of the Share Purchase Agreement, AIMS Interactive, Inc., a wholly owned subsidiary of the Company, sold 100% of the issued and outstanding shares of Prime Tame Cable, Inc. to William J. Strickler in exchange for 200,000 shares of common stock of AIMS Worldwide, Inc.

A copy of the Share Purchase Agreement is included as exhibits to this 8-K Report.

Item 5.02

Departures of Directors or Principal Officers; Election of Directors; Appointment of

  Principal Officers.

On June 11, 2007, the Company appointed Mr. B. Joseph Vincent as Chairman of the Board of Directors.  Mr. Vincent had previously served as Vice Chairman.

B. Joseph Vincent, Chairman and Secretary.  Mr. Vincent has been an officer and director of AIMS™ since inception on October 7, 2002.  Since 1996, Mr. Vincent has been self employed as a business STRATEGIST for several major corporations including St. Joe Company/Arvida, Firehouse Subs, and Founder Service Corporation, and currently serves on the Boards of Directors of several companies including Integrated Power Group, Ltd., The Ozone Group, Inc., and Acacia Historical Arts, Inc.  Prior, Mr. Vincent as a founder, director, and chief operating officer of Businesship International, Inc., and from 1979 to 1990 was President and COO of The Communications Group.  In the past he has served as an executive with Control Data Corporation (NYSE), Recognition Equipment, Inc. (NASDAQ), and Visual Graphics Corporation (AMEX).

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Prime Time Broadband, Inc. Share Purchase Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  June 14, 2007

By:  /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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